Exhibit 1.1

CONTANGO ORE, INC.

1,678,206 Shares of Common Stock

Pre-Funded Warrants to Purchase 325,000 Shares of Common Stock

UNDERWRITING AGREEMENT

February 11, 2026

Canaccord Genuity LLC

As Representatives of the several Underwriters

listed in Schedule 1 hereto

c/o Canaccord Genuity LLC

1 Post Office Square, 30th Floor

Suite 3000

Boston, Massachusetts 02109

Ladies and Gentlemen:

Contango ORE, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule 1 (the “Underwriters”), (i) an aggregate of 1,678,206 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”) and Pre-Funded Warrants, substantially in the form of Annex A hereto, to purchase an aggregate of 325,000 shares of Common Stock (the “Warrants,” and such Warrants and Shares being hereinafter collectively referred to as the “Securities”). As used herein, “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants. Canaccord Genuity LLC has agreed to act as the representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-283285), covering the registered offering and sale of certain securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on November 27, 2024. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement,” without reference to a time, means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus filed as part of such shelf registration statement, as amended in the form in which it has been filed most recently with the Commission, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement, in the forms of the Base Prospectus and the Prospectus Supplement, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Issuer General Use Free Writing Prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to be the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 am New York City time, on February 11, 2026.

“General Disclosure Package” means (i) each Issuer General Use Free Writing Prospectus issued prior to the Applicable Time and listed on Schedule 2 attached hereto and (ii) the pricing information listed on Schedule 2 attached hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Underwriters that is furnished to the Underwriters for general distribution to investors, as evidenced by communications between the Company and the Underwriters.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as of the effective date of the Registration Statement or the date of such General Disclosure Package or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include any document filed after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”).

Section 1. Representations and Warranties.

(a) The Company represents and warrants to the Underwriters at the date of this Agreement and at the Closing Date:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is a shelf registration statement and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) of the 1933 Act Regulations (“Rule 401(g)(1)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus supplement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus supplement and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus supplement, and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its applicable effective time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and as of the Closing Date, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus supplement or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. To the knowledge of the Company, Moss Adams LLP were, while engaged by the Company, and Baker Tilly US, LLP are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and the Subsidiaries (as defined below) at the dates indicated and the statements of operations, statements of cash flows, statements of stockholders’ equity (deficit) of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly, presents in all material respects, the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in (1) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (2) the ability of the Company or any Subsidiary to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement (a “Material Adverse Change”), (B) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company or any of its Subsidiaries or incurred any liability or obligation, direct or contingent, that is material to the Company or any of its Subsidiaries, (C) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class or series of its capital stock.

(viii) Good Standing of the Company. The Company and each of its Subsidiaries has been duly organized, incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of organization, incorporation or formation, as applicable, and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (A) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (B) the ability of the Company or any Subsidiary to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “Material Adverse Effect”).

(ix) No Subsidiaries. The subsidiaries set forth on Schedule 3 (collectively, the “Subsidiaries”) include all of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company owns, directly or indirectly: (i) all of the equity interests of CORE Alaska, LLC, Contango Minerals Alaska, LLC, Contango Lucky Shot Alaska, LLC (formerly Alaska Gold Torrent, LLC), Contango Mining Canada, Inc. and Avidian Gold Alaska Inc.; and (ii) indirectly through

CORE Alaska, LLC, a 30.0% equity interest in Peak Gold, LLC, free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(x) Capitalization; Listing of Common Stock. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, and the Shares and Warrant Shares have been authorized for listing on NYSE American, LLC (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares and Warrant Shares) on NYSE, nor has the Company received any notification that the Commission or NYSE is contemplating terminating such registration or listing.

(xi) Authorization of this Agreement. The Company has requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; and the Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(xiii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xiv) Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties, assets or operations of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of Securities and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company.

(xv) Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or a Subsidiary which could, singly or in the aggregate, result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or a Subsidiary is a party or of which any of its properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus supplement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement or for the offering, issuance, sale or delivery of Securities or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix) Possession of Licenses and Permits. The Company and each Subsidiary possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate Governmental Entities necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and each Subsidiary is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.

(xx) Title to Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries and, to the knowledge of the Company, any joint venture or partnership in which any such party is a participant, have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement, the General Disclosure Package or the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement, the General Disclosure Package or the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and any of its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and any of its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(xxi) Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus:

(i)

each of the Company and the Subsidiaries is in compliance in all material respects with all applicable federal, state, municipal, local or foreign laws, statutes, ordinances, bylaws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance, including any derivatives thereof (the “Hazardous Substances”), except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate;

(ii)

each of the Company and the Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as of the date hereof for the operation of the businesses carried on or proposed to be commenced by the Company and the Subsidiaries as disclosed in the Registration Statement and the Prospectus; each Environmental Permit is valid, subsisting and in good standing and to the knowledge of Company neither the Company nor the Subsidiaries is in default or breach of any Environmental Permit; and no proceeding is pending or, to the knowledge of the Company or the Subsidiaries, threatened, to revoke or limit any Environmental Permit, except in each case as would not reasonably be expected to have a Material Adverse Effect;

(iii)

neither the Company nor the Subsidiaries has used, except in compliance with all Environmental Laws and Environmental Permits, and other than as may be incidental to mineral resource exploration, development, mining, recovery, processing or milling, as applicable, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance; except as would not reasonably be expected to have a Material Adverse Effect,

(iv)

neither the Company nor the Subsidiaries (including, if applicable, any predecessor companies) has received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law; neither the Company nor the Subsidiaries (including, if applicable, any predecessor companies) has settled any allegation of non-compliance; and there are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or the Subsidiaries, nor have the Company or the Subsidiaries received notice of any of the same, except in each case as would not reasonably be expected to have a Material Adverse Effect; and

(v)

neither the Company nor the Subsidiaries has received any notice wherein it is alleged or stated that the Company or the Subsidiaries is potentially responsible for a federal, state, municipal or local clean-up site or corrective action under any Environmental Laws; and neither the Company nor the Subsidiaries have received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(xxiii) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintains effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(xxv) Payment of Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(xxvi) Insurance. The Company and each of its Subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company and each of its Subsidiaries has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Within the last four (4) years, the Company and each of its Subsidiaries has not been denied any insurance coverage which it has sought or for which it has applied.

(xxvii) Investment Company Act. The Company and each of its Subsidiaries is not required, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii) Absence of Manipulation. Neither the Company, any Subsidiary nor any affiliate of the Company or any Subsidiary has taken, nor will the Company, any Subsidiary or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or to result in a violation of Regulation M under the 1934 Act.

(xxix) Foreign Corrupt Practices Act. The Company and each Subsidiary is not and, to the knowledge of the Company and each Subsidiary, no director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and each Subsidiary and, to the knowledge of the Company and each Subsidiary, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx) Money Laundering Laws. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each Subsidiary, threatened.

(xxxi) OFAC. The Company and each Subsidiary is not and, to the knowledge of the Company and each Subsidiary, no director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company and each Subsidiary will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxii) Compliance with Customs and Trade Laws. To the knowledge of the Company, it and each Subsidiary complies fully with all applicable laws, regulations, executive orders, judicial orders, and administrative policies affecting the movement of goods across international borders and between coastal and inland ports and collection and payment of import duties, taxes, and fees (collectively, “Trade Laws”), including but not limited to the U.S. Trade Laws administered and enforced by including the administered by U.S. Customs and Border Protection, an agency within the U.S. Department of Homeland Security, and the Canadian Trade Laws administered and enforced by Canada Borders Services Agency. Neither the Company nor any Subsidiary is aware of or has reason to suspect that it has directly or indirectly participated in any violation of the Trade Laws within the past five years, whether or not such violation has been discovered by governmental authorities. Since January 2025, to the knowledge of the Company, no executive order or administrative action issued by the U.S. Government under the International Emergency Economic Powers Act and other laws and regulations, and laws, regulations, orders, and administrative actions enacted by the Canadian Federal Government and Canadian Provincial Governments that affect the administration of the Trade Laws (collectively, “Trade Actions”), including but not limited to tariff actions, has materially affected either the operations or business outlook of the Company and each Subsidiary.

(xxxiii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Subsidiary (A) does not have any material lending or other relationship with the Underwriters or any bank, lending or other affiliate of an Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to an Underwriter or any affiliate of an Underwriter.

(xxxiv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxv) No Commissions. The Company and each Subsidiary is not a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Securities.

(xxxvi) Cybersecurity and Data Protection. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any Subsidiary, and any such data processed or stored by third parties on behalf of the Company or any Subsidiary), equipment or technology of the Company or any Subsidiary (collectively, “IT Systems and Data”); (B) the Company and each Subsidiary has not been notified of, and has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure of or other compromise to its IT Systems and Data; and (C) the Company and each Subsidiary has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable data protection laws, healthcare laws and regulatory standards. The IT Systems and Data are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company as now operated by it and as currently proposed to be operated as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each Subsidiary is in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data, including the collection, use, transfer, processing, disposal, disclosure, handling, storage and analysis of personally identifiable information, protected health information, consumer information and other confidential information of the Company and any third parties in their possession (“Sensitive Company Data”), and the protection of such IT Systems and Data and Sensitive Company Data from unauthorized use, access, misappropriation or modification. The Company and each Subsidiary has taken reasonable steps necessary to maintain the confidentiality of the Sensitive Company Data. The Company and each Subsidiary has not received any written notice, claim, complaint, demand or letter from any Person or Governmental Entity in respect of its business under applicable data security and data protection laws and regulations and industry standards regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any Sensitive Company Data. To the knowledge of the Company and each Subsidiary, there has been no unauthorized or illegal use of or access to any Sensitive Company Data by any third party. The Company and each Subsidiary has not been required to notify any individual, Governmental Entity or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data and are not the subject of any inquiry or investigation by any Governmental Entity or data protection authority regarding any of the foregoing.

(xxxvii) ERISA Compliance. The Company and any “Employee Benefit Plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) for which the Company, its Subsidiaries or the “ERISA Affiliates” (as defined below) of the Company or its Subsidiaries would have any liability (each, a “Plan”) are in compliance with ERISA and each Plan has been established and maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan. No Plan, if such Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of the ERISA Affiliates of the Company or its Subsidiaries has incurred or reasonably expects to incur any obligation or liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company. The Company and each Subsidiary does not have any “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company and its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or any Subsidiary is a member.

(xxxviii) Valid Partnership. Each of the partnerships and joint venture agreements to which the Company or any of its Subsidiaries is a party, including and without limitation the amended and restated limited liability company agreement of Peak Gold, LLC, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

(xxxix) Mining Rights. The Peak Gold JV Property, including the Mahn Choh Project and the Lucky Shot Property, as described in the Registration Statement and the Prospectus (collectively, the “Material Properties”), are the only resource properties currently material to the Company in which the Company or its Subsidiaries have an interest; the Company or through its Subsidiaries, hold either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies and minerals located on the Material Properties (other than the Mahn Choh Project, in which property rights are held by Peak Gold, LLC) in which the Company (through the applicable Subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company (through the applicable Subsidiary) to explore for and exploit, to the extent currently undertaken or disclosed in the Registration Statement or Prospectus, the minerals relating thereto; all leases or claims relating to the Material Properties in which the Company (through the applicable Subsidiary) has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, in each case in all material respects; except as disclosed in the Registration Statement and the Prospectus, the Company (through the applicable Subsidiary) has or reasonably anticipates receiving in due course all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property in which the Company (through the applicable Subsidiary) has an interest granting the Company (through the applicable Subsidiary) the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company or the applicable Subsidiary; except as disclosed in the Prospectus, the Company and its Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee or similar payment to any person with respect to the property rights thereof; except as would not have a Material Adverse Effect, either individually or in the aggregate;

(i)

the Company or the applicable Subsidiary holds direct interests in the Material Properties (other than the Mahn Choh Project, in which property rights are held by Peak Gold, LLC), as described in the Registration Statement and the Prospectus (the “Project Rights”), under valid, subsisting and enforceable agreements or instruments, to the knowledge of the Company and all such agreements and instruments in connection with the Project Rights are valid and subsisting and enforceable in accordance with their terms;

(ii)

the Company and its Subsidiaries have obtained all the material permits, certificates, and approvals (collectively, the “Permits”) necessary as at the date hereof for the operation of the businesses carried on or proposed to be commenced by the Company, as disclosed in the Registration Statement and the Prospectus, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals;

(iii)

all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company and the applicable Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement and Prospectus, the Company and the applicable Subsidiary have complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable Subsidiary intend to abandon or relinquish and all such mining claims and mining rights are in good standing in all respects as of the date of this Agreement; and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect;

(iv)

except as disclosed in the Registration Statement and the Prospectus, all mining operations on the properties of the Company and its Subsidiaries (including, without limitation, the Material Properties in which the Company or the applicable Subsidiary holds direct interests) have been conducted in all respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with, in each case, in all material respects;

(v)

except as disclosed in the Registration Statement and the Prospectus, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or its Subsidiaries except for ongoing assessments conducted by or on behalf of the Company and its Subsidiaries in the ordinary course;

(vi)

the Company made available to the respective authors thereof prior to the issuance of all of the applicable technical reports which the Company has relating to the Material Properties (the “Reports”), for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any material misrepresentation as at the relevant time the relevant information was made available; and

(vii)

the documents listed on Schedule 4 attached hereto are to the knowledge of the Company, correct and complete in all material respects on the date hereof, except as in respect of concessions which are (i) not material, or (ii) were permitted to expire or were sold in the ordinary course of business, as described in the Registration Statement or Prospectus.

(b) Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Section 2. Sale and Delivery of Securities.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price of $23.65 per Share and $23.64 per Warrant (the “Purchase Price”) from the Company the respective number of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto.

(b) The Company understands that the Underwriters intend to make a registered offering of the Securities, and initially to offer the Securities on the terms set forth in the General Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative, at the offices of Holland & Knight LLP, 787 7th Avenue, 31st Floor, New York, NY 10019 at 9:00am New York time on February 12, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date”.

Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. The Warrants shall be delivered by the Company in physical certificated form at the direction of the Representative, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company.

(d) The Company acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Subsidiary or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, any Subsidiary or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company or any Subsidiary with respect thereto. Any review by the Representative and the other Underwriters of the Company or any Subsidiary, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any Subsidiaries.

Section 3. Covenants. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act; will file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act during the Prospectus Delivery Period. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the registered offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request, to the extent not available on EDGAR.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, from the date hereof through the Prospectus Delivery Period, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably object.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus supplement, any of the General Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus supplement, any of the General Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as practicable the withdrawal thereof.

(e) Ongoing Compliance. If (1) during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, be misleading or so that the General Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or “blue sky” laws of such United States jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that the Company will be deemed to have complied with such requirement by filing on EDGAR a report that satisfies such requirement.

(h) Clear Market. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3(h) shall not apply to (i) the Securities to be sold hereunder, including the Warrant Shares issuable upon exercise of the Warrants, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, provided that such options, warrants and securities have not been amended since the date hereof to increase the number of such securities or decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance by the Company of stock options or shares of capital stock of the Company or other awards under any equity compensation plan of the Company, (iv) the issuance by the Company of shares of Common Stock pursuant to the Company’s outstanding unsecured convertible debentures, (v) the issuance of Common Stock or securities convertible into or exercisable for shares of Common Stock in connection with any acquisition, joint venture, collaboration, licensing, commercial relationship or other strategic transaction or any debt financing transaction, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, that the Company may issue or agree to issue pursuant to this clause (v) shall not exceed 5% of the total outstanding shares of Common Stock immediately following the issuance of the Securities; provided that, in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

(i) Use of Proceeds. The Company will apply the net proceeds it receives from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(k) Exchange Listing. The Company will use its best efforts to obtain an authorized Supplemental Listing Application from NYSE with respect to the issuance and NYSE listing of the Shares and Warrant Shares.

(l) Reports. During the period beginning on the Closing Date and ending three years thereafter, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(n) Warrant Shares. (i) The Company will reserve and keep available at all times a sufficient number of shares of Common Stock out of the aggregate of its authorized but unissued or treasury shares available to the Company, and, in each case, otherwise unreserved Common Stock, for the purpose of enabling the Company to issue the Warrant Shares upon exercise of such Warrants. (ii) The Company will, at all times while any Warrants are outstanding and exercisable, use its commercially reasonable efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale restrictions under the 1933 Act; provided that the recipient of such Warrant Shares is not an affiliate of the Company.

(o) OISP. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or, to the best of the Company’s knowledge, plans to engage in any Covered Activity.

Section 4. Payment of Expenses; Warrant Solicitation Fees.

(a) The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of any preliminary prospectus supplement, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws of such jurisdictions as the Representative may designate, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by FINRA of the terms of sales of Securities, (ix) the fees and expenses incurred in connection with the listing of the Shares and Warrant Shares on NYSE, (x) the reasonable documented out-of-pocket expenses of the Underwriters actually incurred in connection with the offering of Securities (with such expenses being evidenced by itemized invoices and reasonable documentation for all expenses), including the reasonable fees, disbursements and expenses of outside counsel for the Underwriters in connection with this Agreement and the Registration Statement, which amount, together with (viii), shall not exceed $125,000 in the aggregate, plus applicable taxes and disbursements and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Securities caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof.

(b) If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than by reason of a default by any Underwriter) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable documented out-of-pocket costs and expenses (including the fees and expenses of their outside counsel, which amount shall not exceed $125,000 in the aggregate, plus applicable taxes and disbursements) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by an Underwriter pursuant to this paragraph (b) that defaults on its obligations to purchase the Securities.

Section 5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the 1933 Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) that was not included (including through incorporation by reference) in the preliminary prospectus supplement or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule 2 (including any electronic road show), or (iii) any free writing prospectus prepared by any such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 6. Conditions of the Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and each Subsidiary, as applicable, contained herein shall be true and correct on the date hereof and on and as of the Closing Date in all material respects; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(c) No Material Adverse Change. No event or condition that would constitute a Material Adverse Change shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative on behalf of the Company and not in their individual capacities (i) confirming that such officers have carefully reviewed the Registration Statement, the General Disclosure Package and the

Prospectus and, to the knowledge of such officers, the representations set forth in Section 1(a)(ii) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Baker Tilly US, LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date.

(f) Opinions and 10b-5 Statement of Counsel for the Company. Holland & Knight LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, an opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Dorsey & Whitney LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. The NYSE Supplemental Listing Application for the Shares and Warrant Shares shall have been authorized by NYSE.

(k) Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(l) Chief Financial Officer’s Certificate. On the date of this Agreement and on the Closing Date the chief financial officer of the Company shall have furnished to the Representative, a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) Secretary’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of the Secretary of the Company.

(n) Warrants. The Underwriters shall have received copies, duly executed by the Company, of the Warrants. There shall exist no event or condition which would constitute a default or an event of default under the Warrants.

(o) Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 7. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless the Underwriters, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), officers and directors and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Representative on behalf of the Underwriters in writing expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of statements set forth in the paragraphs under the headings “—Discretionary Accounts,” “—Stabilization,” and “—Electronic Offer, Sale and Distribution of Securities” in the Prospectus (the “Underwriter Information”).

(b) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its Affiliates, officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of Securities shall be deemed to be in the same proportion as the total net proceeds from such offering (after deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the Underwriters, on the other hand.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Representative on behalf of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8 and subject to any limitations under applicable law, no Underwriter shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Underwriter in connection with Securities underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Underwriter’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

Section 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Underwriter or its Affiliates, selling agents, officers or directors or any person controlling such Underwriter, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

Section 10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) a Material Adverse Change has occurred which, whether or not such event shall have been insured, will, in the sole judgment of the Representative’, make it inadvisable to proceed with the completion of the offering of Securities contemplated by this Agreement, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters in its reasonable discretion,, impracticable to proceed with the completion of the offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or NYSE, or (iv) trading generally on the New York Stock Exchange, NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) a banking moratorium has been declared by either Federal or New York authorities.

Section 11. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Sections 7 and 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Canaccord Genuity LLC, 1 Post Office Square, 30th Floor, Suite 3000, Boston, Massachusetts 02109, Attention: General Counsel (aviles@cgf.com with a copy to Dorsey & Whitney LLP, 66 Wellington Street West, Suite 3400, Toronto, Ontario, Attention: Richard Raymer (raymer.richard@dorsey.com) and Nicholas Arruda (arruda.nicholas@dorsey.com); and notices to the Company shall be directed to it at Contango ORE, Inc., 516 2nd Avenue, Suite 401, Fairbanks, AK, 99701 Attention: Michael Clark (mclark@contangoore.com); with a copy to Holland & Knight LLP, 811 Main Street, Suite 2500, Houston, TX, 77002, Attention: Tim Samson (tim.samson@hklaw.com) and Paul Monsour (paul.monsour@hklaw.com).

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Securities pursuant to this Agreement, including the determination of the public offering price of the Securities, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) the Underwriters have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or other affiliates with respect to any offering of Securities or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (d) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice to the Company or any other person or entity with respect to any offering of Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (e) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

Section 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

Section 16. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 18. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Underwriters agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 12 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Underwriters irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

CONTANGO ORE, INC.

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	Chief Executive Officer

Accepted as of the date hereof:

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name:	Jennifer Pardi
Title:	Managing Director

Each, for themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Contango ORE, Inc. Underwriting Agreement]

Schedule 1

UNDERWRITERS

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Canaccord Genuity LLC	839,103	162,500
Cantor Fitzgerald & Co.	335,641	65,000
National Bank of Canada Financial Inc.	251,731	48,750
ATB Capital Markets Corp.	251,731	48,750

Total	1,678,206	325,000

Schedule 2

GENERAL DISCLOSURE PACKAGE

1. Issuer General Use Free Writing Prospectus:

Press Release dated February 11, 2026

Form of Pre-funded Warrant dated February 11, 2026

2. Pricing Information Provided Orally by Underwriters:

Shares: 1,678,206 shares

Pre-Funded Warrants: Warrants to purchase 325,000 shares

Registered Offering Price: $24.96 per Share

Registered Offering Price: $24.95 per Pre-Funded Warrant

Underwriting Discount: 5.25%. Notwithstanding the foregoing, in consideration for the work rendered by the Representative as sole bookrunner for the Offering, the Company shall pay to Canaccord a “step-up fee” equal to 5.25% of the Underwriting Discount (the “Step-up Fee”), and the remainder of the Underwriting Discount shall be payable to the Underwriters in accordance with the respective percentages set out opposite their names in Schedule 1. For greater certainty, the Step-up Fee is payable by the Company as part of and not in addition to the Underwriting Discount.

Schedule 3

SUBSIDIARIES

Name of Entity	State or Country of Organization
CORE Alaska, LLC	Delaware
Contango Minerals Alaska, LLC	Alaska
Contango Lucky Shot Alaska, LLC	Alaska
Contango Mining Canada, Inc.	Canada
Avidian Gold Alaska Inc.	Alaska
1566002 B.C. Unlimited Liability Company	Canada
1566004 B.C. Ltd.	Canada

Schedule 4

MINING CLAIM DOCUMENTS

1.

Mineral Lease, dated as of July 15, 2008, between the Native Village of Tetlin also known as the Tetlin Village Council and Juneau Exploration Company, d/b/a Juneau Mining Company, relating to the Manh Choh Property (the “Manh Choh Mineral Lease”).

2.

Memorandum of Manh Choh Mineral Lease, dated as of July 16, 2008, between the Native Village of Tetlin also known as the Tetlin Village Council and Juneau Exploration Company, d/b/a Juneau Mining Company, relating to the Manh Choh Property.

3.	Amendment No. 1 to Manh Choh Mineral Lease, dated as of October 1, 2009 (“Manh Choh Amendment No. 1”), between Tetlin Village Council and Juneau Exploration, LP, relating to the Manh Choh Property.

4.	Consent to Disclosure relating to, and permitting disclosure of, the Manh Choh Mineral Lease and Manh Choh Amendment No. 1.

5.	Amendment No. 4 to Manh Choh Mineral Lease, dated as of December 3, 2012, between the Tetlin Village Council, a/k/a Tetlin Tribal Council, and the Company, relating to the Manh Choh Property.

6.

Amendment No. 6 to Manh Choh Mineral Lease, dated as of December 30, 2020, between the Native Village of Tetlin, a federally recognized Indian tribe organized pursuant to the Indian Reorganization Act, 25 U.S.C. § 476, a/k/a Tribe of Tetlin, Tetlin Tribal Council and Tetlin Village Council, relating to the Manh Choh Property.

7.	Lease Agreement, dated as of November 15, 2013, between Alaska Hardrock Inc. and Miranda U.S.A., Inc., relating to the Lucky Shot Property.

8.

List of Mining Claims relating to the Lucky Shot Property as set forth as Exhibit A to the UCC Financing Statement of Contango Lucky Shot Alaska, LLC and Contango Minerals Alaska, LLC, as debtors and Macquarie Bank Limited, as Secured Party.

9.	List of Mining Claims relating to the properties controlled by Avidian Gold Alaska Inc., as set forth as Exhibit A to this Schedule 4.

Exhibit A to Schedule 4

Avidian Gold Alaska Inc. Mining Claims

CLAIM NAME	ADL#	LOCATION DATE	RECORD NUMBER	MERIDIAN	TOWNSHIP	RANGE	SECTION	QT. SECTION
GRIFFIN 1	336848	5-09-1981	1981-008612-0	Fairbanks	1N	2E	07	SW
GRIFFIN 2	336849	5-09-1981	1981-008613-0	Fairbanks	1N	2E	07	SE
GRIFFIN 3	336850	5-09-1981	1981-008614-0	Fairbanks	1N	2E	07	SE
GRIFFIN 4	336851	5-09-1981	1981-008615-0	Fairbanks	1N	2E	07	SE
GRIFFIN 5	347466	3-04-1982	1982-009473-0	Fairbanks	1N	2E	07	SW
GRIFFIN 6	506842	5-20-1984	1984-012727-0	Fairbanks	1N	1E	12	SE
REX 5	525994	9-12-1988	1988-022089-0	Fairbanks	1N	2E	06	SE
REX 6	525995	9-12-1988	1988-022090-0	Fairbanks	1N	2E	06	SE
REX 7	525996	9-12-1988	1988-022091-0	Fairbanks	1N	2E	06	SE
REX 8	525997	9-12-1988	1988-022092-0	Fairbanks	1N	2E	06	SE
REX 9	525998	9-11-1988	1988-022093-0	Fairbanks	1N	2E	07	NW
REX 10	525999	9-11-1988	1988-022094-0	Fairbanks	1N	2E	07	NW
REX 11	526000	9-11-1988	1988-022095-0	Fairbanks	1N	2E	07	NW
REX 12	526001	9-11-1988	1988-022096-0	Fairbanks	1N	2E	07	NW
REX 13	526002	9-11-1988	1988-022097-0	Fairbanks	1N	2E	07	NE
REX 14	526003	9-11-1988	1988-022098-0	Fairbanks	1N	2E	07	NE
REX 15	526004	9-11-1988	1988-022099-0	Fairbanks	1N	2E	07	NE
REX 16	526005	9-11-1988	1988-022100-0	Fairbanks	1N	2E	07	NE
REX 17	526006	9-11-1988	1988-022101-0	Fairbanks	1N	2E	08	NW
REX 18	526007	9-11-1988	1988-022102-0	Fairbanks	1N	2E	08	NW
REX 19	526008	9-11-1988	1988-022103-0	Fairbanks	1N	2E	08	NW
REX 21	526010	9-15-1988	1988-022105-0	Fairbanks	1N	2E	07	SW
REX 22	526011	9-15-1988	1988-022106-0	Fairbanks	1N	2E	07	SW
REX 23	526012	9-15-1988	1988-022107-0	Fairbanks	1N	2E	07	SE
REX 24	526013	9-15-1988	1988-022108-0	Fairbanks	1N	2E	07	SE
REX 25	526014	9-15-1988	1988-022109-0	Fairbanks	1N	2E	08	SW
REX 26	526015	9-15-1988	1988-022110-0	Fairbanks	1N	2E	08	SW
REX 27	526016	9-15-1988	1988-022111-0	Fairbanks	1N	2E	08	SW
REX 28	526017	9-15-1988	1988-022112-0	Fairbanks	1N	2E	08	SW
REX 29	526018	9-15-1988	1988-022113-0	Fairbanks	1N	2E	08	SE
REX 30	526019	9-15-1988	1988-022114-0	Fairbanks	1N	2E	08	SE
REX 31	526020	9-15-1988	1988-022115-0	Fairbanks	1N	2E	08	SE
REX 32	526021	9-15-1988	1988-022116-0	Fairbanks	1N	2E	08	SE
6(i) 8	528153	4-21-1989	1989-008208-0	Fairbanks	1N	2E	06	NE
6(i) 9	528154	4-21-1989	1989-008209-0	Fairbanks	1N	2E	05	NW
6(i) 10	528155	4-21-1989	1989-008210-0	Fairbanks	1N	2E	05	NW
6(i) 11	528156	4-21-1989	1989-008211-0	Fairbanks	1N	2E	05	NW
6(i) 12	528157	4-21-1989	1989-008212-0	Fairbanks	1N	2E	05	NW
6(i) 13	528158	4-21-1989	1989-008213-0	Fairbanks	1N	2E	05	SW
6(i) 14	528159	4-21-1989	1989-008214-0	Fairbanks	1N	2E	05	SW
6(i) 15	528160	4-21-1989	1989-008215-0	Fairbanks	1N	2E	05	SW
6(i) 16	528161	4-21-1989	1989-008216-0	Fairbanks	1N	2E	05	SW
6(i) 17	528162	4-21-1989	1989-008217-0	Fairbanks	1N	2E	05	NE
6(i) 18	528163	4-21-1989	1989-008218-0	Fairbanks	1N	2E	05	NE
6(i) 19	528164	4-21-1989	1989-008219-0	Fairbanks	1N	2E	05	SE
6(i) 20	528165	4-21-1989	1989-008220-0	Fairbanks	1N	2E	05	SE
6(i) 21	528166	4-21-1989	1989-008221-0	Fairbanks	1N	2E	05	SE
6(i) 22	528167	4-21-1989	1989-008222-0	Fairbanks	1N	2E	05	SE
6(i) 24	528169	4-21-1989	1989-008224-0	Fairbanks	1N	2E	08	NE

MONZ 1	528172	4-23-1989	1989-008227-0	Fairbanks	1N	1E	01	NE
MONZ 5	529203	7-17-1989	1989-014269-0	Fairbanks	1N	1E	01	NW
MONZ 6	529204	7-17-1989	1989-014270-0	Fairbanks	1N	1E	01	NW
MONZ 7	529205	7-17-1989	1989-014271-0	Fairbanks	1N	1E	01	NW
MONZ 8	529206	7-17-1989	1989-014272-0	Fairbanks	1N	1E	01	SW

MINING LEASE ADL 233600, approx. 1320 acres (equivalent to 33 40-acre mining claims). Located in Fairbanks Meridian, T.1 N., R 1 E., Sections 01, 11, & 12 and T. 1 N., R. 2 E., Section 06.

MINING LEASE ADL 673193, approx. 1028 acres (equivalent to 30 40-acre mining claims). Located in Fairbanks Meridian, T.2 N., R 3 E., Sections 04, 05, 08 and 09 .

Golden Zone Property*

*all in Fairbanks Meridian

Claim	ADL	Township	Range	Section	QSection	QQSect	Acreage
GZ 001	721928	19S	11W	27	NW	SW	40
GZ 002	721929	19S	11W	27	NW	SE	40
GZ 003	721930	19S	11W	27	SW	NW	40
GZ 004	721931	19S	11W	26	SE	SW	40
GZ 005	721932	19S	11W	26	SE	SE	40
GZ 006	721933	19S	11W	25	SW	SW	40
GZ 007	721934	19S	11W	25	SW	SE	40
GZ 008	721935	19S	11W	35	NW	NE	40
GZ 009	721936	19S	11W	35	NW	SE	40
GZ 010	721937	19S	11W	35	NE		160
GZ 011	721938	19S	11W	36	NW		160
GZ 013	721940	19S	11W	34	SE	SE	40
GZ 014	721941	19S	11W	35	SW		160
GZ 015	721942	19S	11W	35	SE		160
GZ 018	721945	20S	11W	04	NW		160
GZ 019	721946	20S	11W	03	NE	NE	40
GZ 020	721947	20S	11W	02	NW		160
GZ 026	721953	20S	11W	03	SE	NE	40
GZ 027	721954	20S	11W	05	SE	SW	40
GZ 028	721955	20S	11W	05	SE	SE	40
GZ 029	721956	20S	11W	04	SW	SW	40
GZ 030	721957	20S	11W	03	SW	SE	40
GZ 031	721958	20S	11W	03	SE	SW	40
GZ 032	721959	20S	11W	03	SE	SE	40
GZ 038	721965	20S	11W	08	NE		160
GZ 039	721966	20S	11W	09	NW	NW	40

GZ 040	721967	20S	11W	10	NE		160
GZ 045	721972	20S	11W	08	SW		160
GZ 046	721973	20S	11W	08	SE		160
GZ 047	721974	20S	11W	09	SW	SW	40
GZ 048	721975	20S	11W	09	SW	SE	40
GZ 049	721976	20S	11W	09	SE	SW	40
GZ 050	721977	20S	11W	09	SE	SE	40
GZ 051	721978	20S	11W	10	SW	SW	40
GZ 052	721979	20S	11W	10	SW	SE	40
GZ 053	721980	20S	11W	10	SE		160
GZ 058	721985	20S	11W	16	NW		160
GZ 059	721986	20S	11W	16	NE		160
GZ 060	721987	20S	11W	15	NW		160
GZ 063	721990	20S	11W	16	SW		160
GZ 064	721991	20S	11W	16	SE		160
GZ 065	721992	20S	11W	15	SW		160
GZ 066	722954	20S	11W	17	NW		160
GZ 067	722955	20S	11W	17	NE		160
GZ 071	722959	20S	11W	17	SW		160
GZ 072	722960	20S	11W	17	SE		160
GZ 078	722966	20S	11W	20	NW		160
GZ 079	722967	20S	11W	20	NE		160
GZ 080	722968	20S	11W	21	NW		160
GZ 108	728301	20S	11W	7	SW		160
GZ 109	728302	20S	11W	7	SE		160
GZ 114	728307	20S	11W	18	NW		160
GZ 115	728308	20S	11W	18	NE		160
GZ 117	728310	20S	12W	14	SE		160
GZ 118	728311	20S	12W	13	SW		160
GZ 119	728312	20S	12W	13	SE		160
GZ 120	728313	20S	11W	18	SW		160
GZ 121	728314	20S	11W	18	SE		160
GZ 123	728316	20S	12W	23	NE		160
GZ 124	728317	20S	12W	24	NW		160
GZ 125	728318	20S	12W	24	NE		160
GZ 126	728319	20S	11W	19	NW		160

GZ 127	728320	20S	11W	19	NE	160
GZ 174	733176	20S	12W	23	SW	160
GZ 175	733177	20S	12W	23	SE	160
GZ 176	733178	20S	12W	24	SW	160
GZ 182	733184	20S	12W	26	NW	160
GZ 183	733185	20S	12W	26	NE	160

Millsite Lease	547111					40

MINING LEASE ADL 580895, approx. 2,929 acres (equivalent to 74 40-acre mining claims). Located in Fairbanks Meridian, T.19 S., R 11 W., Sections 01, 11, & 12 and T. 20 S., R. 11 W., Section 06.

Annex A

FORM OF COMMON STOCK PRE-FUNDED WARRANT

[See attached.]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO

PURCHASE COMMON STOCK

CONTANGO ORE, INC.

The undersigned holder hereby exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of Contango ORE, Inc., a Delaware corporation (the “Company”), evidenced by the attached Pre-Funded Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a cash exercise under Section 1(a).

2. Cash Exercise. The Holder shall pay the sum of $____ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

DATED:
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Registered Holder

Address:

Exhibit A

FORM OF LOCK-UP AGREEMENT

February ___, 2026

Canaccord Genuity LLC

As Representative of the several Underwriters

c/o Canaccord Genuity LLC

1 Post Office Square, 30th Floor

Suite 3000

Boston, Massachusetts 02109

Re: Contango ORE, Inc. — Registered Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters (as defined below), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Contango ORE, Inc., a Delaware corporation (the “Company”), providing for the registered offering (the “Registered Offering”) by the several underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, $0.01 par value per share (the “Common Stock”), and/or other securities of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In recognition of the benefit that the Registered Offering will confer upon the undersigned as a securityholder and/or officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Registered Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the undersigned or a member of the immediate family (as defined below) of the undersigned in a transaction not involving the disposition for value, (C) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, or a member of the immediate family of the undersigned, (D) transfers of Common Stock to a charity or educational institution; (E) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Common Stock to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Common Stock to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; (F) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D), (E) or (F) each donee or distributee shall execute and deliver to the Representatives a lock-up agreement in substantially the same form as this Letter Agreement; provided that in the case of any transfer pursuant to clause (A), (B) or (C), the recipient shall not be required to execute a lock-up agreement in substantially the same form as this Letter Agreement if the recipient receives 5,000 shares of Common Stock or less and the recipient is, or the transfer is for the benefit of, an immediate family member of the undersigned; provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); (G) the receipt by the undersigned from the Company of Common Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Common Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer of Common Shares or any securities convertible into Common Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-Up Period, provided that no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made and, provided further, that the Plan Shares shall be subject to the terms of this Letter Agreement; (H) the transfer of Common Stock pursuant to agreements described in the Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction; (I) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period; (J) the transfer of Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this Letter Agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (K) the transfer of Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control (as defined below) of the Company after the closing of the Registered Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement. For purposes of clause (i) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

2

The undersigned understands that, if the Underwriting Agreement has not been executed on or before February 28, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Registered Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

3

Very truly yours,

Name:
By:

[Signature Page to Contango ORE, Inc. Lock-Up Agreement]